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                                                                 EXHIBIT 16.1


                                    [LETTERHEAD]




                                      April 22, 1998




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                                           In re:   U. S. Medical Systems, Inc.
                                                    File No. 0-22390
                                                    IRS EIN 68-0206382
Ladies and Gentlemen:

We have read Item 4 of U. S. Medical Systems, Inc. Form 8-K dated April 22, 1998 and are in agreement with the statements contained therein.


                              /s/ FASKE LAY & CO., L.L.P.